UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 21, 2012

CHROMCRAFT REVINGTON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13970 (Commission File Number)	35-1848094 (IRS Employer Identification No.)

1330 Win Hentschel Boulevard, Suite 250, West Lafayette, Indiana (Address of principal executive offices)	47906 (Zip Code)

Registrant’s telephone number, including area code:  (765) 807-2640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Chromcraft Revington, Inc. (the “Company”) has preliminarily set the date for its 2012 annual meeting of stockholders as Thursday, May 10, 2012.  Any change in this date will be announced by the Company.  The Company will announce the location, time and record date for the 2012 annual meeting at a later time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2012

CHROMCRAFT REVINGTON, INC.

	By:	/s/ James M. La Neve
James M. La Neve
Vice President and Chief Financial Officer

Important Information

The Board of Directors of the Company intends to solicit proxies from stockholders in connection with the Company’s 2012 annual meeting of stockholders using a white definitive proxy statement, white proxy card and other related proxy materials (when available).  Stockholders are urged to read the Company’s white definitive proxy statement, white proxy card and other related proxy materials when they become available because they will contain important information.  Stockholders may obtain, free of charge, a copy of the Company’s definitive proxy statement, proxy card and other relevant documents (when available) filed by the Company with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov as well as upon request to the Corporate Secretary of the Company.

Information regarding the participants in the solicitation and their interests will be included in the Company’s definitive proxy statement (when available) filed with the SEC.